Prudential Variable Contract Account 2
Period ended 6/30/08
File number 811-01612


SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Meeting of Shareholders of Prudential Variable Contract
Account 2 was held on July 18, 2008.

At this meeting the shareholders approved the following resolution:

1. To elect as Members of the Committee the following 12 nominees:

David E. A. Carson

Affirmative	9,772,729.976
Withhold	64,232.591
TOTAL 	9,836,962.567

Robert E. La Blanc

Affirmative	9,772,729.976
Withhold	64,232.591
TOTAL 	9,836,962.567

Douglas H. McCorkindale

Affirmative	9,767,568.905
Withhold	69,393.662
TOTAL 	9,836,962.567

Linda W. Bynoe

Affirmative	9,773,583.480
Withhold	63,379.087
TOTAL 	9,836,962.567





Richard A. Redeker

Affirmative	9,768,422.409
Withhold	68,540.158
TOTAL 	9,836,962.567

Robin B. Smith

Affirmative	9,772,729.976
Withhold	64,232.591
TOTAL 	9,836,962.567

Stephen G. Stoneburn

Affirmative	9,768,422.409
Withhold	68,540.158
TOTAL 	9,836,962.567

Stephen P. Munn

Affirmative	9,773,422.980
Withhold	63,539.587
TOTAL	9,836,962.567

Judy A. Rice

Affirmative	9,772,729.976
Withhold	64,232.591
TOTAL 	9,836,962.567

Robert F. Gunia

Affirmative	9,772,729.976
Withhold	64,232.591
TOTAL 	9,836,962.567

Kevin J. Bannon

Affirmative	9,772,729.976
Withhold	64,232.591
TOTAL 	9,836,962.567

Michael S. Hyland

Affirmative	9,772,729.976
Withhold	64,232.591
TOTAL 	9,836,962.567